UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):  June 10, 2013

                           Amerigo Energy, Inc.
                          ----------------------
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
             ---------------------------------------------------------
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Dr., Henderson, NV                89052
       -------------------------------------------------------------
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:      702-399-9777

                               Not Applicable
                             -----------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                               TABLE OF CONTENTS


ITEM NO.    DESCRIPTION OF ITEM                			PAGE NO.

Item 8.01   Other Events				      	2
Item 9.01   Financial Statements and Exhibits                  	3



ITEM 8.01 OTHER EVENTS

On  June  10,  2013,  the Company announced  the execution of public  relations
agreement  with  Monarch   Media,  LLC  and  the  launch  of  the  new  website
www.AmerigoHoldings.com.

Upon execution of the Agreement, the Company agreed to pay MONARCH 500,000 (five hundred thousand) shares of common stock of the Company. 500,000 (five hundred thousand) shares of common stock of Client due June 1st, 2014. No cash consideration will be due until December 1st 2013. Then, $10,000 per month due to MONARCH for the balance of the agreement, which is a 24 month contract.

Should  the  Company  not  have   the  funds   to pay  the  $10,000  per  month
in cash, the amount will automatically convert to a loan bearing interest at 8% per annum.




ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

16.1	Copy of press release filed June 10, 2013.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 10, 2013


Amerigo Energy, Inc

By:  /s/ Jason F. Griffith, CPA
     Chief Executive Officer